JANUS INTERNATIONAL GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2023 FINANCIAL RESULTS AND ANNOUNCES $100 MILLION SHARE REPURCHASE PROGRAM

Delivered 4.6% Organic Revenue Growth in 2023

Increased 2023 Net Income 25.9% to $135.7 Million, or $0.92 Per Diluted Share, with Adjusted EPS of $0.94

Achieved 2023 Adjusted EBITDA of $285.6 Million, Up 25.9% Year-over-Year

Realized 2023 Free Cash Flow Conversion of Non-GAAP Adjusted Net Income of 142%

Initiates Full-year 2024 Revenue and Adjusted EBITDA Guidance

Reaffirms Long-Term Outlook for Sustained Organic Growth and Margin Expansion with Best in Class Offerings and Continued Relentless Focus on Execution

TEMPLE, GA, February 28, 2024 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced financial results for its fiscal fourth quarter and full year ended December 30, 2023.

Fourth Quarter 2023 Highlights

•Revenue of $263.7 million, a 5.7% decrease compared to $279.7 million for the fourth quarter of 2022, as total Self-Storage revenues were up 2.5% which was more than offset by declines in Commercial and Other of 20.2%.

•Net income was $35.8 million, or $0.24 per diluted share, compared to $32.7 million, or $0.22 per diluted share, in the fourth quarter of 2022.

•Adjusted Net Income (defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation tables below) of $35.9 million, up 9.8% compared to $32.7 million in the fourth quarter of 2022. Adjusted earnings per diluted share was $0.24, compared to $0.22 in the fourth quarter of 2022.

•Adjusted EBITDA of $74.3 million, an 8.9% increase compared to $68.2 million for the fourth quarter of 2022, driven by increased revenue in Self-Storage, and cost containment measures which more than offset increases in general and administrative expenses. Adjusted EBITDA as a percentage of revenues was 28.2%, an increase of 3.8% from the prior year period due primarily to the positive impacts of commercial actions and product mix, partially offset by increased labor costs as the business scales for continued growth.

Full Year 2023 Highlights

•Revenue was $1,066.4 million, a 4.6% increase compared to $1,019.5 million in full year 2022. The improvement was driven primarily by total self-storage revenues up 13.2%, partially offset by a 10.2% decrease in Commercial and Other.

•Net income was $135.7 million, or $0.92 per diluted share, compared to $107.7 million, or $0.73 per diluted share in full year 2022.

•Adjusted Net Income was $138.4 million, a 26.6% increase compared to $109.2 million in full year 2022. Adjusted earnings per diluted share was $0.94, compared to $0.74 in full year 2022.

•Adjusted EBITDA was $285.6 million, a 25.9% increase compared to $226.9 million for full year 2022 driven by increased revenue in the Self-Storage sales channels, which more than offset increases in general and administrative expenses. As a percent of revenues, Adjusted EBITDA was 26.8% as compared to 22.3% in the prior year, primarily due to the positive impacts of commercial actions and product mix, partially offset by increased labor and logistics costs.

•Operating cash flow of $215.0 million compared to $88.5 million in full year 2022. Free cash flow conversion of Non-GAAP Adjusted Net Income of 142% in full year 2023.

•Year-end net leverage ratio of 1.6x – a decrease of 1.2x from the fourth quarter of 2022.

Ramey Jackson, Chief Executive Officer, stated, “A relentless focus on execution and strong demand fundamentals in our end markets drove another year of record results in 2023. We are proud of all we accomplished including the pay down and refinancing of our term loan, the opening of our Atlanta software center and migration of the Nokē cloud provider to Amazon Web Services, and the opening of our manufacturing facility in Poland. Supported by our leading market position in self-storage, we generated solid organic growth, a 450-basis point improvement in adjusted EBITDA margin, substantial free cash flow generation, and another meaningful decrease in net leverage to 1.6x.”

Mr. Jackson continued, “Supported by the resilience of our business model, the strength in our cash generation profile, and our ongoing commitment to delivering shareholder value through a thoughtful approach to capital allocation, we are announcing our inaugural $100 million share repurchase program. We are also pleased to introduce our full-year 2024 revenue and adjusted EBITDA guidance and reiterate the goals we laid out a year ago in our long-term outlook.”

2024 Financial Outlook:

Based on the Company’s current business outlook, Janus is providing initial full year 2024 guidance as follows:

•Revenue in a range of $1.092 billion to $1.125 billion, which represents a 4.0% increase at the midpoint as compared to 2023 levels.
•Adjusted EBITDA in a range of $286 million to $310 million, which represents a 4.3% increase at the midpoint as compared to 2023 levels.

The estimates set forth above and under Long Term Financial Targets below were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.” The Company has excluded a quantitative reconciliation with respect to the Company’s 2024 guidance under the “unreasonable efforts” exception in Item 10(e)(1)(i)(B) of Regulation S-K. See “Non-GAAP Financial Measures” below for additional information.

Reaffirms Long Term Financial Targets

The Company’s long-term outlook includes the following financial objectives:
•Delivering annual organic revenue growth in the range of 4% to 6%
•Sustaining Adjusted EBITDA margin in a range of 25% to 27%

•Continuing significant cash flow generation, including free cash flow conversion of adjusted net income in a range of 75% - 100%
•Maintaining strong balance sheet with net leverage in a range of 2.0x to 3.0x

Share Repurchase Program

The Board of Directors has authorized a share repurchase program, pursuant to which the Company is authorized to purchase up to $100 million of its common stock. The repurchase authorization does not have an expiration date and may be terminated by the Company’s Board of Directors at any time.

The Company may repurchase shares from time to time through open market transactions, certain of which may be made pursuant to a trading plan meeting the requirements of Rule 10b-18 under the Securities Exchange Act of 1934, as amended, in compliance with applicable state and federal securities laws. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including our assessment of the intrinsic value of the Company’s common stock, the market price of the Company’s common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements, the nature of other investment opportunities available to the Company, and other considerations. The Company is not obligated to purchase any shares under the repurchase program, and the program may be suspended, modified, or discontinued at any time without prior notice. No assurance can be given that any particular amount of common stock will be repurchased. The Company expects to fund the repurchases by using cash on hand and expected free cash flow to be generated in the future.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, relocatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Conference Call and Webcast

The Company will host a conference call and webcast to review results, discuss long-term outlook and conduct a question-and-answer session on Wednesday, February 28, 2024, at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Janus International Group Fourth Quarter 2023 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1- 412-317-6671 (International) with pass code 13743925.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2024 Financial Outlook” and under “Reaffirms Long Term Financial Targets” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “may,”

“should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. In addition to factors previously disclosed in Janus’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; (iii) litigation, complaints, and/or adverse publicity; (iv) cyber incidents or directed attacks that could result in information theft, data corruption, operational disruption, and/or financial loss; (v) the risk that our share repurchase program will be fully consummated or that it will enhance shareholder value; and (vi) the risk that the demand outlook for Janus’s products may not be as strong as anticipated. There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.
Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA and Adjusted Net Income provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, Adjusted EBITDA and Adjusted Net Income provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation.
Please note that the Company has not provided the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, for the Adjusted EBITDA forward-looking guidance for 2024 and long-term outlook included in this communication in reliance on the "unreasonable efforts" exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. Providing the most directly comparable GAAP financial measure, or a quantitative reconciliation thereto, cannot be done without unreasonable effort due to the inherent uncertainty and difficulty in predicting certain non-cash, material and/or non-recurring expenses or benefits, legal settlements or other matters, and certain tax positions. Because these adjustments are inherently variable and uncertain and depend on various factors that are beyond the

Company's control, the Company is also unable to predict their probable significance. The variability of these items could have an unpredictable, and potentially significant, impact on our future GAAP financial results.
Adjusted EBITDA and Adjusted Net Income should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA and Adjusted Net Income rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In millions except share and per share data)

	Three Months Ended (Unaudited)		Year Ended
	December 30, 2023	December 31, 2022	December 30, 2023	December 31, 2022
REVENUES
Product revenues	$223.7	$236.4	$909.8	$890.9
Service revenues	40.0	43.3	156.6	128.6
Total Revenues	$263.7	$279.7	$1,066.4	$1,019.5
Product cost of revenues	120.3	138.2	500.8	557.1
Service cost of revenues	29.1	33.9	115.9	97.5
Cost of Revenues	$149.4	$172.1	$616.7	$654.6
GROSS PROFIT	$114.3	$107.6	$449.7	$364.9
OPERATING EXPENSE
Selling and marketing	16.2	16.1	65.5	58.3
General and administrative	34.2	32.9	138.5	119.1
Operating Expenses	$50.4	$49.0	$204.0	$177.4
INCOME FROM OPERATIONS	$63.9	$58.6	$245.7	$187.5
Interest expense	(14.7)	(13.4)	(60.0)	(42.0)
Loss on extinguishment and modification of debt	—	—	(3.9)	—
Other income (expense)	—	0.1	1.0	(0.2)
Other Expense, Net	$(14.7)	$(13.3)	$(62.9)	$(42.2)
INCOME BEFORE TAXES	$49.2	$45.3	$182.8	$145.3
Provision for Income Taxes	13.4	12.6	47.1	37.6
NET INCOME	$35.8	$32.7	$135.7	$107.7
Other Comprehensive Income (Loss), net of tax	$—	$3.1	$1.9	$(3.9)
COMPREHENSIVE INCOME	$35.8	$35.8	$137.6	$103.8
Net income attributable to common stockholders	$35.8	$32.7	$135.7	$107.7
Weighted-average shares outstanding, basic and diluted
Basic	146,831,705	146,647,897	146,782,101	146,606,197
Diluted	147,010,309	146,876,935	146,882,057	146,722,866
Net income per share, basic and diluted
Basic	$0.24	$0.22	$0.92	$0.73
Diluted	$0.24	$0.22	$0.92	$0.73

Janus International Group, Inc.
Consolidated Balance Sheets*
(In millions except share and per share data)

	December 30,	December 31,
	2023	2022

ASSETS
Current Assets
Cash	$171.7	$78.4
Accounts receivable, less allowance for credit losses of $3.6 and $4.6 as of December 30, 2023 and December 31, 2022, respectively	174.1	155.4
Contract assets	49.7	39.3
Inventories	48.4	67.7
Prepaid expenses	8.4	9.1
Other current assets	10.8	13.3
Total current assets	$463.1	$363.2
Right of-use assets, net	50.9	44.3
Property, plant and equipment, net	52.4	42.1
Intangible assets, net	375.3	404.4
Goodwill	368.6	368.2
Deferred tax asset, net	36.8	46.6
Other assets	2.9	1.8
Total assets	$1,350.0	$1,270.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$59.8	$52.3
Billings in excess of costs	26.7	21.4
Current maturities of long-term debt	7.3	8.3
Accrued expenses and other current liabilities	80.3	70.6
Total current liabilities	$174.1	$152.6
Long-term debt, net	607.7	699.9
Deferred tax liability, net	1.7	1.9
Other long-term liabilities	46.9	40.9
Total liabilities	$830.4	$895.3
Commitments and Contingencies (Note 20)
STOCKHOLDERS’ EQUITY
Common Stock, 825,000,000 shares authorized, $0.0001 par value, 146,861,489 and 146,703,894 shares issued and outstanding at December 30, 2023 and December 31, 2022, respectively	$—	$—
Treasury stock, at cost, 34,297 and zero shares at December 30, 2023 and December 31, 2022, respectively	(0.4)	—
Additional paid in capital	289.0	281.9
Accumulated other comprehensive loss	(2.9)	(4.8)
Retained earnings	233.9	98.2
Total stockholders’ equity	$519.6	$375.3
Total liabilities and stockholders’ equity	$1,350.0	$1,270.6

Janus International Group, Inc.
Consolidated Statements of Cash Flows
(In millions)

	Year Ended
	December 30, 2023	December 31, 2022
Cash Flows Provided by Operating Activities
Net income	$135.7	$107.7
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	9.3	7.9
Noncash lease expense	6.3	5.4
(Reversal of) provision for inventory obsolescence	—	(0.7)
Amortization of intangibles	29.8	29.7
Deferred finance fee amortization	3.6	3.7
(Reversal of) provision for losses on accounts receivable	(0.7)	1.7
Share-based compensation	7.1	4.1
Loss on extinguishment of debt	1.6	—
Loss (gain) on sale of assets	0.1	(0.1)
Loss on abandonment of lease	—	0.6
(Gain) loss on equity method investment	—	(0.2)
Deferred income taxes, net	9.5	13.5
Changes in operating assets and liabilities
Accounts receivable	(17.4)	(50.1)
Contract assets	(10.3)	(16.1)
Inventories	19.4	(10.3)
Prepaid expenses and other current assets	4.1	(8.5)
Other long-term assets	(1.9)	(12.3)
Accounts payable	7.3	(2.7)
Billings in excess of costs	5.0	(1.8)
Accrued expenses and other current liabilities	10.0	7.7
Other long-term liabilities	(3.5)	9.3
Net Cash Provided by Operating Activities	$215.0	$88.5
Cash Flows Used in Investing Activities
Proceeds from sale of equipment	$0.1	$0.1
Purchases of property and equipment	(19.0)	(8.8)
Cash paid for acquisitions, net of cash acquired	(1.0)	—
Net Cash Used in Investing Activities	$(19.9)	$(8.7)
Cash Flows (Used in) Financing Activities
(Payments on) proceeds from line of credit	$—	$(6.4)
Principal payments on long-term debt	(428.5)	(8.1)
Principal payments on finance lease obligations	(0.7)	(0.2)
Proceeds from issuance of long-term debt	337.6	—
Payments for deferred financing fees	(10.8)	—
Cash (Used in) Financing Activities	$(102.4)	$(14.7)
Effect of exchange rate changes on cash	$0.6	$0.1
Net Increase in Cash	$93.3	$65.2
Cash, Beginning of Fiscal Year	$78.4	$13.2
Cash, End of Fiscal Year	$171.7	$78.4

Supplemental Cash Flows Information
Interest paid	$43.4	$40.9
Income taxes paid	$33.9	$33.4
Cash paid for operating leases included in operating activities	$8.4	$7.7
Non-cash investing and financing activities
Right-of-use assets obtained in exchange for operating lease obligations	$9.5	$48.4
Right-of-use assets obtained in exchange for finance lease obligations	$3.1	$1.2
RSU Shares withheld related to employee taxes	$0.4	$—
Property, plant and equipment obtained in exchange for operating lease obligations	$1.6	$—

Janus International Group, Inc.
Revenue by Sales Channel
(In millions)

	Quarter Ended		Quarter Ended		Variance
	December 30, 2023	% of revenues	December 31, 2022	% of revenues	$	%
New Construction - Self Storage	$103.1	39.1%	$90.2	32.2%	$12.9	14.3%
R3 - Self Storage	82.4	31.2%	90.7	32.4%	(8.3)	(9.1)%
Self Storage	$185.5	70.3%	$181.0	64.7%	$4.5	2.5%
Commercial and Other	78.2	29.7%	98.7	35.3%	(20.5)	(20.8)%
Total	$263.7	100.0%	$279.7	100.0%	$(16.0)	(5.7)%

	Year Ended		Year Ended		Variance
	December 30, 2023	% of revenues	December 31, 2022	% of revenues	$	%
New Construction - Self Storage	$394.9	37.0%	$323.4	31.7%	$71.5	22.1%
R3 - Self Storage	334.9	31.4%	321.1	31.5%	13.8	4.3%
Self Storage	$729.8	68.4%	$644.5	63.2%	$85.3	13.2%
Commercial and Other	336.6	31.6%	375.0	36.8%	(38.4)	(10.2)%
Total	$1,066.4	100.0%	$1,019.5	100.0%	$46.9	4.6%

Janus International Group, Inc.
Reconciliation of Net Income to Adjusted EBITDA*
(In millions)

	Three Months Ended		Variance
	December 30, 2023	December 31, 2022
			$	%
Net Income	$35.8	$32.7	$3.1	9.5%
Interest expense	14.7	13.4	1.3	9.7%
Income taxes	13.4	12.6	0.8	6.3%
Depreciation	2.7	2.1	0.6	28.6%
Amortization	7.5	7.4	0.1	1.4%
EBITDA	$74.1	$68.2	$5.9	8.7%
Restructuring charges(3)	0.2	—	0.2	100.0%
Adjusted EBITDA	$74.3	$68.2	$6.1	8.9%

	Year Ended		Variance
	December 30, 2023	December 31, 2022
			$	%
Net Income	$135.7	$107.7	$28.0	26.0%
Interest expense	60.0	42.0	18.0	42.9%
Income taxes	47.1	37.6	9.5	25.3%
Depreciation	9.3	7.9	1.4	17.7%
Amortization	29.8	29.7	0.1	0.3%
EBITDA	$281.9	$224.9	$57.0	25.3%
Loss on extinguishment and modification of debt(1)	3.9	—	3.9	100.0%
COVID-19 related expenses(2)	—	0.1	(0.1)	(100.0)%
Restructuring charges(3)	1.2	1.1	0.1	9.1%
Acquisition expense(4)	(1.4)	0.8	(2.2)	(275.0)%
Adjusted EBITDA	$285.6	$226.9	$58.7	25.9%
(1)Adjustment for loss on extinguishment and modification of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in August 2023.
(2)Adjustment consists of signage, cleaning and supplies to maintain work environments necessary to adhere to CDC guidelines during the COVID-19 pandemic.
(3)Adjustments consist of the following: 1) facility relocations, and 2) severance and hiring costs associated with our strategic transformation, including executive leadership team changes, strategic business assessment and transformation projects.
(4)Income or expenses related to the transition services agreement and legal settlement for an acquisition.
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Janus International Group, Inc.
Reconciliation of Net Income to Non-GAAP Adjusted Net Income*
(In millions)

	Three Months Ended
	December 30, 2023	December 31, 2022
Net Income	$35.8	$32.7
Net Income Adjustments(1)	0.2	—
Tax Effect Non-GAAP on Net Income Adjustments(2)	(0.1)	—
Non-GAAP Adjusted Net Income	$35.9	$32.7

	Year Ended
	December 30, 2023	December 31, 2022
Net Income	$135.7	$107.7
Net Income Adjustments(1)	3.7	2.0
Tax Effect Non-GAAP on Net Income Adjustments(2)	(1.0)	(0.5)
Non-GAAP Adjusted Net Income	$138.4	$109.2
(1)Refer to SEC public filings for detailed breakout. This amount reconciles to the EBITDA Adjustments/Non-GAAP Adjustments in the Reconciliation of Net Income to Adjusted EBITDA table above.
(2)Tax effected for the net income adjustments. Used effective tax rates 27.2% and 27.8% for the three months ended December 30, 2023 and December 31, 2022, respectively, and 25.8% and 25.9% for the years ended December 30, 2023 and December 31, 2022, respectively.

Janus International Group, Inc.
Non-GAAP Adjusted EPS*
(In Millions)

	Three Months Ended
	December 30, 2023	December 31, 2022
Numerator:
GAAP Net Income	$35.8	$32.7
Non-GAAP Adjusted Net Income	$35.9	$32.7
Denominator:
Weighted average number of shares:
Basic	146,831,705	146,647,897
Adjustment for Dilutive Securities	178,604	229,038
Diluted	147,010,309	146,876,935

GAAP Basic EPS	$0.24	$0.22
GAAP Diluted EPS	$0.24	$0.22
Non-GAAP Adjusted Basic EPS	$0.24	$0.22
Non-GAAP Adjusted Diluted EPS	$0.24	$0.22
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

	Year Ended
	December 30, 2023	December 31, 2022
Numerator:
GAAP Net Income	$135.7	$107.7
Non-GAAP Adjusted Net Income	$138.4	$109.2
Denominator:
Weighted average number of shares:
Basic	146,782,101	146,606,197
Adjustment for Dilutive Securities	99,956	116,669
Diluted	146,882,057	146,722,866

GAAP Basic EPS	$0.92	$0.73
GAAP Diluted EPS	$0.92	$0.73
Non-GAAP Adjusted Basic EPS	$0.94	$0.74
Non-GAAP Adjusted Diluted EPS	$0.94	$0.74
Janus International Group, Inc.
Non-GAAP Free Cash Flow Conversion*
(In thousands)

	Three Months Ended
	December 30, 2023	December 31, 2022
Cash flow from operating activities	$68.5	$25.9
Less: capital expenditure	(5.5)	(1.0)
Free cash flow	$63.0	$24.9

Non-GAAP Adjusted Net Income	$35.9	$32.7

Free cash flow conversion of Non-GAAP Adjusted Net Income	175%	76%

	Year Ended
	December 30, 2023	December 31, 2022
Cash flow from operating activities	$215.0	$88.5
Less: capital expenditure	(19.0)	(8.8)
Free cash flow	$196.0	$79.7

Non-GAAP Adjusted Net Income	$138.4	$109.2

Free cash flow conversion of Non-GAAP Adjusted Net Income	142%	73%
*Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Investor Contact

John Rohlwing
Vice President, Investor Relations FP&A & M&A, Janus International

IR@janusintl.com
(770) 562- 6399

Media Contact

Suzanne Reitz
Vice President of Marketing, Janus International
770-746-9576
Marketing@Janusintl.com

Source: Janus International Group, Inc.